Exhibit 99.1

For Immediate Release

AVERY DENNISON ANNOUNCES

THIRD QUARTER 2023 RESULTS

Highlights:

●	3Q23 Net sales of $2.1 billion

¡	Sales change ex. currency (non-GAAP) down 10%

¡	Organic sales change (non-GAAP) down 11%

●	3Q23 Reported EPS of $1.71

¡	Adjusted EPS (non-GAAP) of $2.10, up 9% sequentially

●	4Q23 Reported EPS guidance of $2.05 to $2.20

¡	Adjusted EPS guidance of $2.10 to $2.25

MENTOR, Ohio, October 25, 2023 – Avery Dennison Corporation (NYSE:AVY) today announced preliminary, unaudited results for its third quarter ended September 30, 2023. Non-GAAP financial measures referenced in this release are reconciled from GAAP in the attached financial schedules. Unless otherwise indicated, comparisons are to the same period in the prior year.

“Earnings per share were in line with our expectations for the third quarter, again increasing sequentially,” said Deon Stander, president and CEO. “Volume in both Label Materials and Apparel Solutions improved sequentially, continuing to recover from slow market conditions, largely inventory destocking, while our Intelligent Labels platform continued to accelerate adoption into new categories.

“We expect further sequential improvement in the fourth quarter, as the pace of inventory destocking continues to moderate and non-apparel intelligent label programs accelerate.

“In Intelligent Labels, we expect to deliver more than twenty percent growth annually in the coming years, as adoption accelerates in logistics, food, and general retail, and apparel rebounds, further advancing our leadership position at the intersection of the physical and digital,” added Stander.

“We remain confident that the consistent execution of our strategies will enable us to meet our long-term goals for superior value creation through a balance of profitable growth and capital discipline.

“Once again, I want to thank our entire team for their continued resilience and commitment to addressing the unique challenges at hand.”

Third Quarter 2023 Results by Segment

Materials Group

●	Reported sales decreased 14% to $1.5 billion. Sales were down 16% ex. currency and on an organic basis.

¡	Label Materials sales were down high-teens on an organic basis.

∎	Lower volume was driven primarily by inventory destocking.

∎	Volume was up sequentially as the impact of inventory destocking continues to moderate.

¡	Sales decreased by low-single digits organically in the Graphics and Reflective Solutions businesses.

¡	Sales increased by low-single digits organically in the combined Performance Tapes and Medical businesses.

●

Reported operating margin was 12.1%. Adjusted EBITDA margin (non-GAAP) was strong, increasing 70 basis points sequentially to 16.4%. Adjusted EBITDA margin increased 90 basis points compared to prior year, as productivity and temporary cost-saving actions more than offset lower volume and mix.

Solutions Group

●	Reported sales increased 3% to $642 million. Sales were up 5% ex. currency and 1% on an organic basis.

¡	Apparel Solutions volume was up sequentially; retailer and brand sentiment remains muted.

¡	Sales in high-value categories were up high-single digits on an organic basis.

¡	Sales were down mid-to-high single digits organically in base solutions.

●

Reported operating margin was 7.9%. Adjusted EBITDA margin was 16.4%, up 60 basis points sequentially and is expected to further improve in Q4. Adjusted EBITDA margin decreased 250 basis points compared to prior year, driven by volume, higher employee costs and growth investments, partially offset by productivity and temporary cost-saving actions.

●	The company announced an agreement to acquire Silver Crystal Group, expanding our external embellishments portfolio, with annual sales of approximately $30 million.

Other

Balance Sheet and Capital Deployment

During the first three quarters of the year, the company deployed $204 million for acquisitions and returned $309 million in cash to shareholders through a combination of dividends and share repurchases. The company repurchased 0.7 million shares at an aggregate cost of $117 million during the first three quarters of the year. Net of dilution from long-term incentive awards, the company’s share count at the end of the quarter was down 0.7 million compared to the same time last year.

The company continues to deploy capital in a disciplined manner, executing its long-term capital allocation strategy. The company’s balance sheet remains strong. Net debt to adjusted EBITDA (non-GAAP) was 2.6x at the end of the third quarter.

Income Taxes

The company’s reported third quarter effective tax rate was 25.1%. The adjusted tax rate (non-GAAP) for the quarter was 26.3%.

The company’s 2023 adjusted tax rate is expected to be in the mid-twenty percent range based on current tax regulations.

Cost Reduction Actions

During the first three quarters of the year, the company realized approximately $45 million in pre-tax savings from restructuring, net of transition costs, and incurred approximately $71 million in pre-tax restructuring charges.

Guidance

In its supplemental presentation materials, “Third Quarter 2023 Financial Review and Analysis,” the company provides a list of factors that it believes will contribute to its fourth quarter 2023 financial results. Based on the factors listed and other assumptions, the company expects fourth quarter 2023 reported earnings per share of $2.05 to $2.20.

Excluding an estimated $0.05 per share impact of restructuring charges and other items, the company expects fourth quarter 2023 adjusted earnings per share of $2.10 to $2.25.

For more details on the company’s results, see the summary tables accompanying this news release, as well as the supplemental presentation materials, “Third Quarter 2023 Financial Review and Analysis,” posted on the company’s website at www.investors.averydennison.com, and furnished to the SEC on Form 8-K.

Throughout this release and the supplemental presentation materials, amounts on a per share basis reflect fully diluted shares outstanding.

About Avery Dennison

Avery Dennison Corporation (NYSE: AVY) is a global materials science and digital identification solutions company that provides branding and information labeling solutions, including pressure-sensitive materials, radio-frequency identification (RFID) inlays and tags, and a variety of converted products and solutions. The company designs and manufactures a wide range of labeling and functional materials that enhance branded packaging, carry or display information that connects the physical and the digital, and improve customers’ product performance. The company serves an array of industries worldwide, including home and personal care, apparel, e-commerce, logistics, food and grocery, pharmaceuticals and automotive. The company employs approximately 36,000 employees in more than 50 countries. Reported sales in 2022 were $9.0 billion. Learn more at www.averydennison.com.

# # #

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995

Certain statements contained in this document are “forward-looking statements” intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. These forward-looking statements, and financial or other business targets, are subject to certain risks and uncertainties.

We believe that the most significant risk factors that could affect our financial performance in the near term include: (i) the impacts to underlying demand for our products from global economic conditions, political uncertainty, and changes in environmental standards and governmental regulations; (ii) the cost and availability of raw materials; (iii) competitors’ actions, including pricing, expansion in key markets, and product offerings; (iv) the degree to which higher costs can be offset with productivity measures and/or passed on to customers through price increases, without a significant loss of volume; (v) foreign currency fluctuations; and (vi) the execution and integration of acquisitions.

Actual results and trends may differ materially from historical or anticipated results depending on a variety of factors, including but not limited to, risks and uncertainties related to the following:

●

International Operations – worldwide and local economic and market conditions; changes in political conditions, including those related to China, the Russian invasion of Ukraine and the Israel-Hamas war; and fluctuations in foreign currency exchange rates and other risks associated with foreign operations, including in emerging markets

●

Our Business – fluctuations in demand affecting sales to customers; fluctuations in the cost and availability of raw materials and energy; changes in our markets due to competitive conditions, technological developments, environmental standards, laws and regulations, and customer preferences; the impact of competitive products and pricing; execution and integration of acquisitions; selling prices; customer and supplier concentrations or consolidations; financial condition of distributors; outsourced manufacturers; product and service quality; timely development and market acceptance of new products, including sustainable or sustainably-sourced products; investment in development activities and new production facilities; successful implementation of new manufacturing technologies and installation of manufacturing equipment; our ability to generate sustained productivity improvement; our ability to achieve and sustain targeted cost reductions; collection of receivables from customers; and our environmental, social and governance practices

●

Income Taxes – fluctuations in tax rates; changes in tax laws and regulations, and uncertainties associated with interpretations of such laws and regulations; retention of tax incentives; outcome of tax audits; and the realization of deferred tax assets

●

Information Technology – disruptions in information technology systems or data security breaches, including cyber-attacks or other intrusions to network security; and successful installation of new or upgraded information technology systems

●	Human Capital – recruitment and retention of employees and collective labor arrangements

●

Our Indebtedness – credit risks; our ability to obtain adequate financing arrangements and maintain access to capital; fluctuations in interest rates; volatility of financial markets; and compliance with our debt covenants

●	Ownership of Our Stock – potential significant variability of our stock price and amounts of future dividends and share repurchases

●

Legal and Regulatory Matters – protection and infringement of intellectual property; impact of legal and regulatory proceedings, including with respect to environmental, anti-corruption, health and safety, and trade compliance

●	Other Financial Matters – fluctuations in pension costs and goodwill impairment

For a more detailed discussion of these factors, see “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our 2022 Form 10-K, filed with the Securities and Exchange Commission on February 22, 2023, and subsequent quarterly reports on Form 10-Q.

The forward-looking statements included in this document are made only as of the date of this document, and we undertake no obligation to update these statements to reflect subsequent events or circumstances, other than as may be required by law.

For more information and to listen to a live broadcast or an audio replay of the quarterly conference call with analysts, visit the Avery Dennison website at www.investors.averydennison.com.

Contacts:

John Eble

Vice President, Finance and Investor Relations

investorcom@averydennison.com

Kristin Robinson

Vice President, Global Communications

kristin.robinson@averydennison.com

Third Quarter Financial Summary - Preliminary, unaudited
(In millions, except % and per share amounts)
	3Q	3Q	% Sales Change vs. PY
	2023	2022	Reported	Ex. Currency	Organic
Net sales, by segment:

Materials Group	$1,456.0	$1,694.0	(14.0%)	(15.7%)	(15.7%)

Solutions Group	642.3	623.1	3.1%	4.5%	0.6%

Total net sales	$2,098.3	$2,317.1	(9.4%)	(10.4%)	(11.4%)

	As Reported (GAAP)					Adjusted Non-GAAP
	3Q	3Q	%	% of Sales		3Q	3Q	%	% of Sales
	2023	2022	Change	2023	2022	2023	2022	Change	2023	2022

Operating income (loss) / operating margins before interest, other non-operating expense (income), and taxes, by segment:

Materials Group	$176.5	$235.9		12.1%	13.9%	$208.3	$228.6		14.3%	13.5%

Solutions Group	50.7	75.8		7.9%	12.2%	61.4	79.2		9.6%	12.7%

Corporate expense (a)	(20.3)	(19.4)				(16.5)	(19.4)

Total operating income / operating margins before interest, other non-operating expense (income), and taxes	$206.9	$292.3	(29%)	9.9%	12.6%	$253.2	$288.4	(12%)	12.1%	12.4%

Interest expense	$31.0	$21.2				$31.0	$21.2

Other non-operating expense (income), net	($8.7)	($1.4)				($8.7)	($1.4)

Income before taxes	$184.6	$272.5	(32%)	8.8%	11.8%	$230.9	$268.6	(14%)	11.0%	11.6%

Provision for income taxes	$46.3	$51.0				$60.8	$67.1

Net income	$138.3	$221.5	(38%)	6.6%	9.6%	$170.1	$201.5	(16%)	8.1%	8.7%

Net income per common share, assuming dilution	$1.71	$2.70	(37%)			$2.10	$2.46	(15%)

3Q Adjusted free cash flow						$309.9	$140.4

YTD Adjusted free cash flow						$373.6	$422.8

Adjusted EBITDA:

Materials Group						$239.5	$262.0		16.4%	15.5%

Solutions Group						$105.3	$117.8		16.4%	18.9%

Corporate expense						($16.5)	($19.4)

Total Adjusted EBITDA						$328.3	$360.4		15.6%	15.6%

Previously reported segment results have been recast to reflect our current operating structure.

See accompanying schedules A-4 to A-9 for reconciliations of non-GAAP financial measures from GAAP.

(a)	As reported “Corporate expense” for the third quarter of 2023 includes severance and related costs of $1 and asset impairment charges of $2.8.

AVERY DENNISON CORPORATION

PRELIMINARY CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(In millions, except per share amounts)

	(UNAUDITED)
	Three Months Ended		Nine Months Ended
	Sep. 30, 2023	Oct. 1, 2022	Sep. 30, 2023	Oct. 1, 2022

Net sales	$2,098.3	$2,317.1	$6,253.8	$7,013.4

Cost of products sold	1,512.5	1,697.9	4,572.3	5,109.4

Gross profit	585.8	619.2	1,681.5	1,904.0

Marketing, general and administrative expense	332.6	330.8	986.6	1,018.5

Other expense (income), net(1)	46.3	(3.9)	132.4	(2.1)

Interest expense	31.0	21.2	89.3	61.6

Other non-operating expense (income), net	(8.7)	(1.4)	(19.9)	(4.1)

Income before taxes	184.6	272.5	493.1	830.1

Provision for income taxes	46.3	51.0	133.2	195.9

Net income	$138.3	$221.5	$359.9	$634.2

Per share amounts:

Net income per common share, assuming dilution	$1.71	$2.70	$4.43	$7.70

Weighted average number of common shares outstanding, assuming dilution	81.0	81.9	81.2	82.4

(1)	“Other expense (income), net” for the third quarter of 2023 includes severance and related costs of $38.7, asset impairment charges of $5.1 and outcomes of legal proceedings of $2.5.

“Other expense (income), net” for the third quarter of 2022 includes gain on venture investment of $8.7, partially offset by severance and related costs of $4.7 and asset impairment charges of $.1.

“Other expense (income), net” for 2023 YTD includes severance and related costs of $64.6, asset impairment charges of $6.8, outcomes of legal proceedings of $56.3, transaction and related costs of $4.2 and loss on sale of asset of $.5.

“Other expense (income), net” for 2022 YTD includes gain on venture investment of $12.4 and gain on sale of assets of $.5, partially offset by severance and related costs of $8.7 and asset impairment charges of $.1, outcomes of legal proceedings of $1.7 and transaction and related costs of $.3.

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AVERY DENNISON CORPORATION

PRELIMINARY CONDENSED CONSOLIDATED BALANCE SHEETS

(In millions)

	(UNAUDITED)

ASSETS	Sep. 30, 2023	Oct. 1, 2022

Current assets:

Cash and cash equivalents	$209.9	$128.2

Trade accounts receivable, net	1,426.2	1,585.6

Inventories	936.1	1,014.4

Other current assets	242.1	233.6

Total current assets	2,814.3	2,961.8

Property, plant and equipment, net	1,555.2	1,442.6

Goodwill and other intangibles resulting from business acquisitions, net	2,836.6	2,679.9

Deferred tax assets	115.2	118.1

Other assets	811.8	839.9

	$8,133.1	$8,042.3

LIABILITIES AND SHAREHOLDERS’ EQUITY

Current liabilities:

Short-term borrowings and current portion of long-term debt and finance leases	$716.0	$669.9

Accounts payable	1,265.3	1,383.1

Other current liabilities	763.0	886.3

Total current liabilities	2,744.3	2,939.3

Long-term debt and finance leases	2,597.6	2,462.9

Other long-term liabilities	727.6	632.8

Shareholders’ equity:

Common stock	124.1	124.1

Capital in excess of par value	852.5	866.5

Retained earnings	4,608.2	4,347.0

Treasury stock at cost	(3,118.6)	(2,962.3)

Accumulated other comprehensive loss	(402.6)	(368.0)

Total shareholders’ equity	2,063.6	2,007.3

	$8,133.1	$8,042.3

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AVERY DENNISON CORPORATION

PRELIMINARY CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In millions)

	(UNAUDITED)

	Nine Months Ended

	Sep. 30, 2023	Oct. 1, 2022

Operating Activities

Net income	$359.9	$634.2

Adjustments to reconcile net income to net cash provided by operating activities:

Depreciation	138.5	132.2

Amortization	82.9	85.0

Provision for credit losses and sales returns	32.4	36.9

Stock-based compensation	17.4	34.5

Deferred taxes and other non-cash taxes	(29.4)	(8.5)

Other non-cash expense and loss (income and gain), net	25.2	14.7

Changes in assets and liabilities and other adjustments	(112.8)	(313.8)

Net cash provided by operating activities	514.1	615.2

Investing Activities

Purchases of property, plant and equipment	(173.0)	(183.2)

Purchases of software and other deferred charges	(15.3)	(13.9)

Proceeds from sales of property, plant and equipment	0.7	2.2

Proceeds from insurance and sales (purchases) of investments, net	47.1	1.9

Payments for acquisitions, net of cash acquired, and venture investments	(203.7)	(37.0)

Net cash used in investing activities	(344.2)	(230.0)

Financing Activities

Net increase (decrease) in borrowings with maturities of three months or less	70.6	115.9

Additional long-term borrowings	394.9	---

Repayments of long-term debt and finance leases	(254.2)	(4.4)

Dividends paid	(191.5)	(178.3)

Share repurchases	(117.1)	(318.6)

Net (tax withholding) proceeds related to stock-based compensation	(23.8)	(25.1)

Other	(1.6)	---

Net cash used in financing activities	(122.7)	(410.5)

Effect of foreign currency translation on cash balances	(4.5)	(9.2)

Increase (decrease) in cash and cash equivalents	42.7	(34.5)

Cash and cash equivalents, beginning of year	167.2	162.7

Cash and cash equivalents, end of period	$209.9	$128.2

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Reconciliation of Non-GAAP Financial Measures from GAAP

We report our financial results in conformity with accounting principles generally accepted in the United States of America, or GAAP, and also communicate with investors using certain non-GAAP financial measures. These non-GAAP financial measures are not in accordance with, nor are they a substitute for or superior to, the comparable GAAP financial measures. These non-GAAP financial measures are intended to supplement the presentation of our financial results prepared in accordance with GAAP. Based on feedback from investors and financial analysts, we believe that the supplemental non-GAAP financial measures we provide are useful to their assessments of our performance and operating trends, as well as liquidity.

Our non-GAAP financial measures exclude the impact of certain events, activities or strategic decisions. The accounting effects of these events, activities or decisions, which are included in the GAAP financial measures, may make it more difficult to assess our underlying performance in a single period. By excluding the accounting effects, positive or negative, of certain items (e.g., restructuring charges, outcomes of certain legal proceedings, certain effects of strategic transactions and related costs, losses from debt extinguishments, gains or losses from curtailment or settlement of pension obligations, gains or losses on sales of certain assets, gains or losses on venture investments and other items), we believe that we are providing meaningful supplemental information that facilitates an understanding of our core operating results and liquidity measures. While some of the items we exclude from GAAP financial measures recur, they tend to be disparate in amount, frequency or timing.

We use these non-GAAP financial measures internally to evaluate trends in our underlying performance, as well as to facilitate comparison to the results of competitors for quarters and year-to-date periods, as applicable.

We use the non-GAAP financial measures described below in the accompanying news release.

Sales change ex. currency refers to the increase or decrease in net sales, excluding the estimated impact of foreign currency translation and the reclassification of sales between segments, and, where applicable, an extra week in our fiscal year and the calendar shift resulting from the extra week in the prior fiscal year, and currency adjustment for transitional reporting of highly inflationary economies. The estimated impact of foreign currency translation is calculated on a constant currency basis, with prior period results translated at current period average exchange rates to exclude the effect of currency fluctuations.

Organic sales change refers to sales change ex. currency, excluding the estimated impact of acquisitions and product line divestitures.

We believe that sales change ex. currency and organic sales change assist investors in evaluating the sales change from the ongoing activities of our businesses and enhance their ability to evaluate our results from period to period.

Adjusted operating income refers to net income adjusted for taxes; other expense (income), net; interest expense; and other non-operating expense (income), net.

Adjusted EBITDA refers to adjusted operating income before depreciation and amortization.

Adjusted operating margin refers to adjusted operating income as a percentage of net sales.

Adjusted EBITDA margin refers to adjusted EBITDA as a percentage of net sales.

Adjusted tax rate refers to the projected full-year GAAP tax rate, adjusted to exclude certain unusual or infrequent events that are expected to significantly impact that rate, such as effects of certain discrete tax planning actions, impacts related to enactments of comprehensive tax law changes, and other items.

Adjusted net income refers to income before taxes, tax-effected at the adjusted tax rate, and adjusted for tax-effected restructuring charges and other items.

Adjusted net income per common share, assuming dilution (adjusted EPS) refers to adjusted net income divided by the weighted average number of common shares outstanding, assuming dilution.

We believe that adjusted operating margin, adjusted EBITDA margin, adjusted net income, and adjusted EPS assist investors in understanding our core operating trends and comparing our results with those of our competitors.

Net debt to adjusted EBITDA ratio refers to total debt (including finance leases) less cash and cash equivalents, divided by adjusted EBITDA for the last twelve months. We believe that the net debt to adjusted EBITDA ratio assists investors in assessing our leverage position.

Adjusted free cash flow refers to cash flow provided by operating activities, less payments for property, plant and equipment, software and other deferred charges, plus proceeds from sales of property, plant and equipment, plus (minus) net proceeds from insurance and sales (purchases) of investments. Adjusted free cash flow is also adjusted for, where applicable, certain acquisition-related transaction costs. We believe that adjusted free cash flow assists investors by showing the amount of cash we have available for debt reductions, dividends, share repurchases, and acquisitions.

Reconciliations are provided in accordance with Regulations G and S-K and reconcile our non-GAAP financial measures with the most directly comparable GAAP financial measures.

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A-5

AVERY DENNISON CORPORATION

PRELIMINARY RECONCILIATION OF NON-GAAP FINANCIAL MEASURES FROM GAAP

(In millions, except % and per share amounts)

	(UNAUDITED)
	Three Months Ended		Nine Months Ended
	Sep. 30, 2023	Oct. 1, 2022	Sep. 30, 2023	Oct. 1, 2022

Reconciliation of non-GAAP operating margins from GAAP:

Net sales	$2,098.3	$2,317.1	$6,253.8	$7,013.4

Income before taxes	$184.6	$272.5	$493.1	$830.1

Income before taxes as a percentage of net sales	8.8%	11.8%	7.9%	11.8%

Adjustments:

Interest expense	$31.0	$21.2	$89.3	$61.6

Other non-operating expense (income), net	(8.7)	(1.4)	(19.9)	(4.1)

Operating income before interest expense, other non-operating expense (income) and taxes	$206.9	$292.3	$562.5	$887.6

Operating margins	9.9%	12.6%	9.0%	12.7%

As reported net income	$138.3	$221.5	$359.9	$634.2

Adjustments:

Restructuring charges:

Severance and related costs	38.7	4.7	64.6	8.7

Asset impairment charges	5.1	0.1	6.8	0.1

Outcomes of legal proceedings	2.5	---	56.3	1.7

Transaction and related costs	---	---	4.2	0.3

(Gain) loss on sales of assets	---	---	0.5	(0.5)

Gain on venture investment	---	(8.7)	---	(12.4)

Interest expense	31.0	21.2	89.3	61.6

Other non-operating expense (income), net	(8.7)	(1.4)	(19.9)	(4.1)

Provision for income taxes	46.3	51.0	133.2	195.9

Adjusted operating income (non-GAAP)	$253.2	$288.4	$694.9	$885.5

Adjusted operating margins (non-GAAP)	12.1%	12.4%	11.1%	12.6%

Depreciation and amortization	75.1	72.0	221.4	217.2

Adjusted EBITDA (non-GAAP)	328.3	360.4	916.3	1,102.7

Adjusted EBITDA margins (non-GAAP)	15.6%	15.6%	14.7%	15.7%

Reconciliation of non-GAAP net income from GAAP:

As reported net income	$138.3	$221.5	$359.9	$634.2

Adjustments:

Restructuring charges and other items(1)	46.3	(3.9)	132.4	(2.1)

Tax effect on restructuring charges and other items and impact of adjusted tax rate	(14.5)	(16.1)	(28.2)	(14.4)

Adjusted net income (non-GAAP)	$170.1	$201.5	$464.1	$617.7

(1)	Included pretax restructuring charges, outcomes of legal proceedings, transaction and related costs, gain/loss on sales of assets and gain on venture investment.

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(continued)

AVERY DENNISON CORPORATION

PRELIMINARY RECONCILIATION OF NON-GAAP FINANCIAL MEASURES FROM GAAP

(In millions, except % and per share amounts)

	(UNAUDITED)

	Three Months Ended		Nine Months Ended

	Sep. 30, 2023	Oct. 1, 2022	Sep. 30, 2023	Oct. 1, 2022

Reconciliation of non-GAAP net income per common share from GAAP:

As reported net income per common share, assuming dilution	$1.71	$2.70	$4.43	$7.70

Adjustments per common share, net of tax:

Restructuring charges and other items(1)	0.57	(0.05)	1.63	(0.03)

Tax effect on restructuring charges and other items and impact of adjusted tax rate	(0.18)	(0.19)	(0.34)	(0.17)

Adjusted net income per common share, assuming dilution (non-GAAP)	$2.10	$2.46	$5.72	$7.50

Weighted average number of common shares outstanding, assuming dilution	81.0	81.9	81.2	82.4

Our adjusted tax rate was 26.3% and 25.8% for the three and nine months ended Sep. 30, 2023, respectively, and 25% and 25.4% for the three and nine months ended Oct. 1, 2022, respectively.

(1)	Included pretax restructuring charges, outcomes of legal proceedings, transaction and related costs, gain/loss on sales of assets and gain on venture investment.

	(UNAUDITED)

	Three Months Ended		Nine Months Ended

	Sep. 30, 2023	Oct. 1, 2022	Sep. 30, 2023	Oct. 1, 2022

Reconciliation of adjusted free cash flow:

Net cash provided by operating activities	$322.6	$220.8	$514.1	$615.2

Purchases of property, plant and equipment	(57.1)	(76.4)	(173.0)	(183.2)

Purchases of software and other deferred charges	(4.3)	(4.0)	(15.3)	(13.9)

Proceeds from sales of property, plant and equipment	0.4	0.1	0.7	2.2

Proceeds from insurance and sales (purchases) of investments, net	48.3	(0.1)	47.1	1.9

Payments for certain acquisition-related transaction costs	---	---	---	0.6

Adjusted free cash flow (non-GAAP)	$309.9	$140.4	$373.6	$422.8

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AVERY DENNISON CORPORATION

PRELIMINARY SUPPLEMENTARY INFORMATION

(In millions, except %)

(UNAUDITED)

	Third Quarter Ended

	NET SALES		OPERATING INCOME (LOSS)		OPERATING MARGINS
	2023	2022	2023	2022	2023	2022

Materials Group	$1,456.0	$1,694.0	$176.5	$235.9	12.1%	13.9%

Solutions Group	642.3	623.1	50.7	75.8	7.9%	12.2%

Corporate Expense	N/A	N/A	(20.3)	(19.4)	N/A	N/A

TOTAL FROM OPERATIONS	$2,098.3	$2,317.1	$206.9	$292.3	9.9%	12.6%

RECONCILIATION OF NON-GAAP SUPPLEMENTARY INFORMATION FROM GAAP

	Third Quarter Ended

	2023	2022	2023	2022
Materials Group

Operating income and margins, as reported	$176.5	$235.9	12.1%	13.9%

Adjustments:

Restructuring charges:

Severance and related costs	29.4	1.4	2.0%	0.1%

Asset impairment charges	1.2	---	0.1%	---

Outcomes of legal proceedings	1.2	---	0.1%	---

Gain on venture investment	---	(8.7)	---	(0.5%)

Adjusted operating income and margins (non-GAAP)	$208.3	$228.6	14.3%	13.5%

Depreciation and amortization	31.2	33.4	2.1%	2.0%

Adjusted EBITDA and margins (non-GAAP)	$239.5	$262.0	16.4%	15.5%

Solutions Group

Operating income and margins, as reported	$50.7	$75.8	7.9%	12.2%

Adjustments:

Restructuring charges:

Severance and related costs	8.3	3.3	1.3%	0.5%

Asset impairment charges	1.1	0.1	0.2%	---

Outcomes of legal proceedings	1.3	---	0.2%	---

Adjusted operating income and margins (non-GAAP)	$61.4	$79.2	9.6%	12.7%

Depreciation and amortization	43.9	38.6	6.8%	6.2%

Adjusted EBITDA and margins (non-GAAP)	$105.3	$117.8	16.4%	18.9%

Previously reported segment results have been recast to reflect our current operating structure.

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AVERY DENNISON CORPORATION

PRELIMINARY SUPPLEMENTARY INFORMATION

(In millions, except %)

(UNAUDITED)

	Nine Months Ended

	NET SALES		OPERATING INCOME (LOSS)		OPERATING MARGINS
	2023	2022	2023	2022	2023	2022

Materials Group	$4,392.5	$5,053.8	$530.8	$705.4	12.1%	14.0%

Solutions Group	1,861.3	1,959.6	95.0	250.7	5.1%	12.8%

Corporate Expense	N/A	N/A	(63.3)	(68.5)	N/A	N/A

TOTAL FROM OPERATIONS	$6,253.8	$7,013.4	$562.5	$887.6	9.0%	12.7%

RECONCILIATION OF NON-GAAP SUPPLEMENTARY INFORMATION FROM GAAP

	Nine Months Ended

	2023	2022	2023	2022
Materials Group

Operating income and margins, as reported	$530.8	$705.4	12.1%	14.0%

Adjustments:

Restructuring charges:

Severance and related costs, net of reversals	48.2	2.5	1.1%	---

Asset impairment charges	2.3	---	0.1%	---

Outcomes of legal proceedings	1.2	---	---	---

Loss on sales of assets	0.5	---	---	---

Gain on venture investment	---	(12.4)	---	(0.2%)

Adjusted operating income and margins (non-GAAP)	$583.0	$695.5	13.3%	13.8%

Depreciation and amortization	95.9	102.1	2.2%	2.0%

Adjusted EBITDA and margins (non-GAAP)	$678.9	$797.6	15.5%	15.8%

Solutions Group

Operating income and margins, as reported	$95.0	$250.7	5.1%	12.8%

Adjustments:

Restructuring charges:

Severance and related costs	15.5	5.4	0.8%	0.3%

Asset impairment charges	1.7	0.1	0.1%	---

Outcomes of legal proceedings	55.1	1.0	3.0%	---

Transaction and related costs	4.2	0.3	0.2%	---

Gain on sales of assets	---	(0.5)	---	---

Adjusted operating income and margins (non-GAAP)	$171.5	$257.0	9.2%	13.1%

Depreciation and amortization	125.5	115.1	6.8%	5.9%

Adjusted EBITDA and margins (non-GAAP)	$297.0	$372.1	16.0%	19.0%

Previously reported segment results have been recast to reflect our current operating structure.

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AVERY DENNISON CORPORATION

PRELIMINARY SUPPLEMENTARY INFORMATION

(In millions, except ratios)

(UNAUDITED)

	QTD
	4Q22	1Q23	2Q23	3Q23

Reconciliation of adjusted EBITDA from GAAP:

As reported net income	$122.9	$121.2	$100.4	$138.3

Other expense (income), net	1.5	17.8	68.3	46.3

Interest expense	22.5	26.4	31.9	31.0

Other non-operating expense (income), net	(5.3)	(4.6)	(6.6)	(8.7)

Provision for income taxes	46.3	47.1	39.8	46.3

Depreciation and amortization	73.5	72.3	74.0	75.1

Adjusted EBITDA (non-GAAP)	$261.4	$280.2	$307.8	$328.3

Total Debt				$3,313.6
Less: Cash and cash equivalents				209.9
Net Debt				$3,103.7
Net Debt to Adjusted EBITDA LTM* (non-GAAP)				2.6

*LTM = Last twelve months (4Q22 to 3Q23)

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AVERY DENNISON CORPORATION

PRELIMINARY SUPPLEMENTARY INFORMATION

(UNAUDITED)

	Third Quarter 2023
	Total Company	Materials Group	Solutions Group

Reconciliation of organic sales change from GAAP:

Reported net sales change	(9.4%)	(14.0%)	3.1%

Reclassification of sales between segments	---	0.1%	(0.2%)

Foreign currency translation	(0.9%)	(1.7%)	1.6%

Sales change ex. currency (non-GAAP)(1)	(10.4%)	(15.7%)	4.5%

Acquisitions	(1.0%)	---	(3.9%)

Organic sales change (non-GAAP)(1)	(11.4%)	(15.7%)	0.6%

	Nine Months Ended 2023
	Total Company	Materials Group	Solutions Group

Reconciliation of organic sales change from GAAP:

Reported net sales change	(10.8%)	(13.1%)	(5.0%)

Reclassification of sales between segments	---	0.1%	(0.3%)

Foreign currency translation	1.2%	0.7%	2.4%

Sales change ex. currency (non-GAAP)(1)	(9.7%)	(12.3%)	(3.0%)

Acquisitions	(0.7%)	---	(2.4%)

Organic sales change (non-GAAP)(1)	(10.3%)	(12.3%)	(5.3%)

(1) Totals may not sum due to rounding.